Exhibit 99.906CERT

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended December 31, 2017 (the “Report”) of 180 Degree Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Kevin M. Rendino, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kevin M. Rendino

Name: Kevin M. Rendino
Date:  February 26, 2018

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended December 31, 2017 (the “Report”) of 180 Degree Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Daniel B. Wolfe, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel B. Wolfe

Name: Daniel B. Wolfe
Date:  February 26, 2018